Exhibit 99.1

Belden Reports Second Quarter 2025 Results

St. Louis, Missouri – July 31, 2025 - Belden Inc. (NYSE: BDC) (“Belden” or the “Company”), a leading global supplier of complete connection solutions, today reported fiscal second quarter results for the period ended June 29, 2025.

Second Quarter 2025 Highlights
•Revenues of $672 million, up 11% y/y and up 5% y/y organically
•GAAP EPS of $1.53, up 29% y/y
•Adjusted EPS of $1.89, up 25% y/y

"We are pleased with our second quarter results, which demonstrate continued momentum across the business," said Ashish Chand, President and CEO of Belden Inc. "Revenues grew 11% year-over-year, with organic growth of 5%. Our profitability continues to improve, contributing to a 25% increase in Adjusted EPS for the period. Demand remains solid in both segments, with orders increasing 16% compared to the prior year and up once again sequentially. These results reflect the consistent execution of our global team and underscore the ongoing need for Belden's products and solutions, even amidst a complex geopolitical landscape."

Second Quarter 2025

Revenues for the quarter increased $68 million, or 11%, to $672 million from $604 million in the year-ago period. Revenues increased 5% organically, with Automation Solutions up 8% and Smart Infrastructure Solutions up 3%. Net income was $61 million, compared to $49 million in the year-ago period. Net income as a percentage of revenues was 9.1%, compared to 8.1% in the year-ago period. EPS totaled $1.53 for the quarter, compared to $1.19 in the year-ago period.

Adjusted EBITDA was $114 million, up $15 million, or 15%, compared to $99 million in the year-ago period. Adjusted EBITDA margin was 17.0%, up 50 bps, compared to 16.5% in the year-ago period. Adjusted EPS was $1.89, increasing 25% compared to $1.51 in the year-ago period. Relative to our prior guidance, Adjusted EPS benefited in the second quarter by $0.11 from a lower-than-expected tax rate primarily driven by the recognition of certain discrete tax benefits and a favorable geographic mix of earnings. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

Outlook

“Looking forward, while we are mindful of the near-term complexities in the market, we see a clear and expanding medium-term opportunity aligned with our customers' most important objectives. As they continue to invest in digitizing their operations and leveraging data to improve efficiency, the demand for secure and reliable network infrastructure will only intensify. Our portfolio and expertise position us well to partner with them on this journey, supporting our long-term outlook for our business. We are confident in the growth potential of our core markets, the operational discipline of our team, and our ability to deploy capital strategically to drive growth, enhance shareholder returns, and compound value over time,” concluded Dr. Chand.

As we pursue this long-term opportunity, we continue to monitor the near-term uncertainties our customers face as they navigate this rapidly changing environment. Assuming the continuation of current market conditions, the table below provides guidance for the third quarter of 2025.

Third Quarter 2025:
Guidance
Revenues (million)	$670 - $685
GAAP EPS	$1.33 - $1.43
Adjusted EPS	$1.85 - $1.95

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss the results. The listen-only audio of the conference call will be broadcast live online at https://investor.belden.com. The dial-in number for participants is 1-888-394-8218 with confirmation code 2492248. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Earnings per Share (EPS) and Organic Growth

All references to EPS within this earnings release refer to net income per diluted share attributable to Belden stockholders. Organic growth is calculated as the change in revenues excluding the impacts from currency exchange rates, copper prices, acquisitions, and divestitures.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024

	(In thousands, except per share data)
Revenues	$671,992	$604,336	$1,296,853	$1,140,011
Cost of sales	(413,424)	(377,530)	(792,445)	(711,609)
Gross profit	258,568	226,806	504,408	428,402
Selling, general and administrative expenses	(131,922)	(119,497)	(263,444)	(230,265)
Research and development expenses	(33,940)	(28,457)	(62,357)	(55,456)
Amortization of intangibles	(13,470)	(9,940)	(26,745)	(20,749)
Operating income	79,236	68,912	151,862	121,932
Interest expense, net	(12,200)	(9,017)	(22,304)	(16,599)
Non-operating pension benefit (cost)	(364)	230	(805)	461
Income before taxes	66,672	60,125	128,753	105,794
Income tax expense	(5,666)	(11,091)	(15,810)	(19,451)
Net income	61,006	49,034	112,943	86,343
Less: Net loss attributable to noncontrolling interest	—	(10)	—	(14)
Net income attributable to Belden stockholders	$61,006	$49,044	$112,943	$86,357

Weighted average number of common shares and equivalents:
Basic	39,511	40,690	39,835	40,838
Diluted	40,002	41,204	40,418	41,348

Basic income per share attributable to Belden stockholders	$1.54	$1.21	$2.84	$2.11

Diluted income per share attributable to Belden stockholders	$1.53	$1.19	$2.79	$2.09

Common stock dividends declared per share	$0.05	$0.05	$0.10	$0.10

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	Smart Infrastructure Solutions	Automation Solutions

	(In thousands, except percentages)

For the three months ended June 29, 2025
Segment Revenues	$306,019	$365,973
Segment EBITDA	36,224	78,246
Segment EBITDA margin	11.8%	21.4%
Depreciation expense	6,928	8,726
Amortization of intangibles	8,556	4,914
Amortization of software development intangible assets	—	2,943
Severance, restructuring, and acquisition integration costs	1,747	1,092
Adjustments related to acquisitions and divestitures	—	286

For the three months ended June 30, 2024
Segment Revenues	$270,473	$333,863
Segment EBITDA	31,456	67,737
Segment EBITDA margin	11.6%	20.3%
Depreciation expense	6,214	7,363
Amortization of intangibles	5,022	4,918
Amortization of software development intangible assets	—	2,464
Severance, restructuring, and acquisition integration costs	2,309	1,684
Adjustments related to acquisitions and divestitures	—	298

For the six months ended June 29, 2025
Segment Revenues	$580,069	$716,784
Segment EBITDA	67,359	151,571
Segment EBITDA margin	11.6%	21.1%
Depreciation expense	13,500	16,050
Amortization of intangibles	17,212	9,533
Amortization of software development intangible assets	18	5,538
Severance, restructuring, and acquisition integration costs	2,704	1,833
Adjustments related to acquisitions and divestitures	—	584

For the six months ended June 30, 2024
Segment Revenues	$504,562	$635,449
Segment EBITDA	57,244	126,482
Segment EBITDA margin	11.3%	19.9%
Depreciation expense	12,519	14,523
Amortization of intangibles	10,741	10,008
Amortization of software development intangible assets	—	5,177
Severance, restructuring, and acquisition integration costs	3,899	4,306
Adjustments related to acquisitions and divestitures	—	596

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 29, 2025	December 31, 2024

	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$301,486	$370,302
Receivables, net	454,684	409,711
Inventories, net	388,787	343,099
Other current assets	77,682	73,117
Total current assets	1,222,639	1,196,229
Property, plant and equipment, less accumulated depreciation	525,385	495,625
Operating lease right-of-use assets	116,426	118,551
Goodwill	1,034,870	1,018,677
Intangible assets, less accumulated amortization	415,336	419,074
Deferred income taxes	17,970	16,353
Other long-lived assets	67,031	63,429
	$3,399,657	$3,327,938

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$303,868	$315,724
Accrued liabilities	311,726	306,980
Total current liabilities	615,594	622,704
Long-term debt	1,271,338	1,130,101
Postretirement benefits	69,308	63,260
Deferred income taxes	70,133	77,333
Long-term operating lease liabilities	96,861	100,049
Other long-term liabilities	41,948	39,755
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	847,732	839,755
Retained earnings	1,284,960	1,176,036
Accumulated other comprehensive loss	(80,578)	(3,532)
Treasury stock	(818,142)	(718,026)
Total stockholders’ equity	1,234,475	1,294,736
	$3,399,657	$3,327,938

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Six Months Ended
	June 29, 2025	June 30, 2024

	(In thousands)
Cash flows from operating activities:
Net income	$112,943	$86,343
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	61,851	52,968
Share-based compensation	14,603	14,643
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes, acquired businesses and disposals:
Receivables	(31,773)	30,880
Inventories	(35,758)	204
Accounts payable	(23,462)	(90,025)
Accrued liabilities	(14,314)	(16,788)
Income taxes	(4,355)	2,097
Other assets	(3,674)	1,728
Other liabilities	13,409	3,630
Net cash provided by operating activities	89,470	85,680
Cash flows from investing activities:
Capital expenditures	(57,353)	(46,246)
Cash from business acquisitions	7,918	526
Proceeds from disposal of tangible assets	115	60
Net cash used for investing activities	(49,320)	(45,660)
Cash flows from financing activities:
Payments under share repurchase program, including excise tax	(100,967)	(57,865)
Payments on revolving credit facility	(50,000)	—
Withholding tax payments for share-based payment awards	(14,157)	(8,110)
Cash dividends paid	(4,024)	(4,119)
Payments under financing lease obligations	(878)	(455)
Proceeds from issuance of common stock	3,818	3,152
Borrowings on revolving credit facility	50,000	—
Net cash used for financing activities	(116,208)	(67,397)
Effect of foreign currency exchange rate changes on cash and cash equivalents	7,242	(4,916)
Decrease in cash and cash equivalents	(68,816)	(32,293)
Cash and cash equivalents, beginning of period	370,302	597,044
Cash and cash equivalents, end of period	$301,486	$564,751

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory to fair value, and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.
We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for acquisition-related expenses, such as amortization of intangibles and impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025		June 30, 2024

	(In thousands, except percentages and per share amounts)
Revenues	$671,992	$604,336	$1,296,853	$—	$1,140,011

GAAP gross profit	$258,568	$226,806	$504,408		$428,402
Amortization of software development intangible assets	2,943	2,464	5,556		5,177
Severance, restructuring, and acquisition integration costs	2	1,299	11		2,586
Adjusted gross profit	$261,513	$230,569	$509,975		$436,165

GAAP gross profit margin	38.5%	37.5%	38.9%		37.6%
Adjusted gross profit margin	38.9%	38.2%	39.3%		38.3%

GAAP selling, general and administrative expenses	$(131,922)	$(119,497)	$(263,444)		$(230,265)
Severance, restructuring, and acquisition integration costs	2,837	2,941	4,431		5,267
Adjustments related to acquisitions and divestitures	286	298	584		596
Adjusted selling, general and administrative expenses	$(128,799)	$(116,258)	$(258,429)		$(224,402)

GAAP research and development expenses	$(33,940)	$(28,457)	$(62,357)		$(55,456)
Severance, restructuring, and acquisition integration costs	—	(247)	95		352
Adjusted research and development expenses	$(33,940)	$(28,704)	$(62,262)		$(55,104)

GAAP net income	$61,006	$49,034	$112,943		$86,343
Income tax expense	5,666	11,091	15,810		19,451
Interest expense, net	12,200	9,017	22,304		16,599
Total non-operating adjustments	17,866	20,108	38,114		36,050

Amortization of intangible assets	13,470	9,940	26,745		20,749
Amortization of software development intangible assets	2,943	2,464	5,556		5,177
Severance, restructuring, and acquisition integration costs	2,839	3,993	4,537		8,205
Adjustments related to acquisitions and divestitures	286	298	584		596
Total operating income adjustments	19,538	16,695	37,422		34,727
Depreciation expense	15,654	13,577	29,550		27,042

Adjusted EBITDA	$114,064	$99,414	$218,029		$184,162

GAAP net income margin	9.1%	8.1%	8.7%		7.6%
Adjusted EBITDA margin	17.0%	16.5%	16.8%		16.2%

GAAP net income	$61,006	$49,034	$112,943		$86,343
Less: Net loss attributable to noncontrolling interest	—	(10)	—		(14)
GAAP net income attributable to Belden stockholders	$61,006	$49,044	$112,943		$86,357

GAAP net income	$61,006	$49,034	$112,943		$86,343
Plus: Operating income adjustments from above	19,538	16,695	37,422		34,727
Less: Tax effect of adjustments above	4,937	3,541	9,273		7,610
Less: Net loss attributable to noncontrolling interest	—	(10)	—		(14)
Adjusted net income attributable to Belden stockholders	$75,607	$62,198	$141,092		$113,474

GAAP income per diluted share attributable to Belden stockholders	$1.53	$1.19	$2.79		$2.09
Adjusted income per diluted share attributable to Belden stockholders	$1.89	$1.51	$3.49		$2.74

GAAP and adjusted diluted weighted average shares	40,002	41,204	40,418		41,348

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Six Months Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024

	(In thousands)
GAAP net cash provided by operating activities	$82,029	$82,959	$89,470	$85,680
Capital expenditures	(25,151)	(21,996)	(57,353)	(46,246)
Proceeds from disposal of tangible assets	9	—	115	60
Non-GAAP free cash flow	$56,887	$60,963	$32,232	$39,494

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2025 Guidance

Three Months Ended
September 28, 2025

GAAP income per diluted share attributable to Belden stockholders	$1.33 - $1.43
Amortization of intangible assets	0.32
Severance, restructuring, and acquisition integration costs	0.19
Adjustments related to acquisitions and divestitures	0.01
Adjusted income per diluted share attributable to Belden stockholders	$1.85 - $1.95

Our guidance is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, adjustments related to acquisitions and divestitures, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Forward-Looking Statements

This release contains, and any statements made by us concerning the subject matter of this release may contain, forward-looking statements, including our outlook for the third quarter of 2025 and beyond. Forward-looking statements also include any statements regarding future financial performance (including revenues, growth, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the impact of volatility in global trade policies and tariffs; disruptions in the Company’s information systems including due to cyber-attacks; foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; the impact of a challenging global economy, including the impact of inflation, or a downturn in served markets; inflation and changes in the price and availability of raw materials leading to higher input and labor costs; the competitiveness of the global markets in which we operate; the impact of disruptions in the global supply chain, including the inability to timely obtain raw materials and components in sufficient quantities on commercially reasonable terms; the inability of the Company to develop and introduce new products; competitive responses to our products; difficulty in forecasting revenues due to the unpredictable timing of orders related to customer projects as well as the impacts of channel inventory; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); the inability to achieve our strategic priorities in emerging markets; the presence of substitute products in the marketplace; the impacts of extreme weather events and other climate-related catastrophes; the possibility of future epidemics or pandemics; volatility in credit and foreign exchange markets; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the inability to successfully complete and integrate acquisitions, in furtherance of the Company’s strategic plan, as well as the inability to accurately forecast the financial impacts of acquisitions; the inability to retain key employees; disruption of, or changes in, the Company’s key distribution channels; the presence of activists proposing certain actions by the Company; perceived or actual product failures; the impact of regulatory requirements and other legal compliance issues; inability to satisfy the increasing expectations with respect to environmental, social and governance matters; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; risks related to the use of open source software; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the period ended December 31, 2024, filed with the SEC on February 13, 2025. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers complete connection solutions that unlock untold possibilities for our customers, their customers and the world. We advance ideas and technologies that enable a safer, smarter and more prosperous future. Throughout our 120+ year history we have evolved as a company, but our purpose remains – making connections. By connecting people, information and ideas, we make it possible. We are headquartered in St. Louis and have manufacturing capabilities in North America, Europe, Asia and Africa. For more information, visit us at www.belden.com; follow us on Facebook, LinkedIn and X/Twitter.

BDC-Financial

Contact:
Belden Investor Relations
Aaron Reddington, CFA
(317) 219-9359
Investor.Relations@Belden.com